Exhibit 99.1

CIM Securities, LLC

Member FINRA / SIPC

A Choice for ALL Seasons

April 19, 2022

Via Email: imran@fdctech.com

PERSONAL & CONFIDENTIAL

Mr. Imran Firoz

Co-Founder & CFO

FDCTech, Inc.

200 Spectrum Center Drive, Suite 300

Irvine, CA 92618

Dear Mr. Firoz,

This letter ((together with Exhibit A and Exhibit B) annexed hereto and made a part hereof), all of which taken together constitute this entire Engagement Agreement (“Agreement”) and confirms our complete understanding with respect to the retention of CIM Securities, LLC (“CIM”) as the non-exclusive Investment Banker and Lead Placement Agent to FDC Tech, Inc. (the “Company”) a company formed under the laws of in the State of Delaware as a C Corporation with its principal offices located at the address listed above in connection with the Best Efforts REGD 506c general solicitation equity offering (final terms and structure to be mutually agreed upon) of up to $3 million gross proceeds structured as either an 8% Convertible Note with Warrants to be equally priced at a discount of 35% to the pending Uplisting with EF Hutton or an 8% PIK Dividend Series A Convertible Participating Preferred equity financing (“Transaction” and/or “Financing”). The Pre-Money Valuation for the Company on a fully diluted basis, including all convertible securities, options, warrants, and employee stock pools, will be no more than $30 million. The parties agree that there may be multiple closings for the Transaction and that there is no minimum amount for any closing. The Agreement shall be for a three (3) months (“Term”) from the date of this fully executed Agreement on a non-exclusive basis; this Engagement Agreement shall continue to be non-exclusive and continue on a “month-to-month” basis until either Party cancels this Engagement Agreement in writing giving ten days written notice to either Party.

It is understood that at least one primary objective of this Engagement Agreement is a private capital raise with Accredited Investors, whether it is to obtain equity financing and/or debt financing, and it is on a “best efforts” basis. CIM makes no representation or promise as to whether its efforts shall be successful and can be no assurance that any funds will actually be raised. Consequently, the Company should not make any reliance whatsoever that this “best efforts” capital raise shall actually succeed.

Upon the terms and subject to the conditions set forth hereinafter, the parties hereto agree as follows:

1.	Appointment. The Company hereby retains CIM through certain individuals who are registered and licensed with FINRA as investment bankers (the “Representatives”) associated and supervised by CIM. CIM and the Representatives hereby agree to act as the Company’s Exclusive Placement Agent and Investment Banker in connection with any possible Transaction and the financial advisory services as more specifically set forth in paragraph 2 below, effective as of the date hereof (the “Effective Date”). Nothing in this Engagement Agreement shall be construed so as to (i) obligate the Company to complete the Transaction or any Transaction or any other transaction or (ii) entitle CIM to any fees or other compensation with respect to potential investors with whom the Company declines, in its sole and absolute discretion, to pursue the Transaction.

2.	Scope and Certain Conditions of Services. The Company hereby engages CIM and the Representatives to consult with and advise the Company with respect to the Transaction and anything incidental thereto, as directed by the Company. The Company expressly acknowledges and agrees that the obligations of CIM and the Representatives hereunder with respect to the Transaction are on a reasonable “best efforts” basis only and that the execution of this Engagement Agreement does not constitute a commitment by CIM and the Representatives to provide financing to the Company and does not ensure the success of securing any financing on behalf of the Company. CIM and the Representatives’ services shall include, if appropriate or if reasonably requested by the Company: (a) reviewing the Company’s financial condition, operations, competitive environment, prospects, market viability, and related matters for potential investors; (b) reviewing and suggested editing the related due diligence information package / Data Room and review confidential memorandum and/or private placement memorandum (CIM does not draft any Offering Memorandums that is the Company’s responsibility with its legal counsel (c) soliciting, coordinating conference calls / setting up meetings, and evaluating indications of interest and proposals regarding a Transaction; (d) advising the Company as to the structure of a Transaction; (e) helping introduce the Company to other retail & institutional investors via an investor relations firm and direct investment banking & corporate finance bankers after the Capital Raise portion of this Agreement and (f) providing other financial advisory and investment banking services reasonably necessary to accomplish the foregoing.

Please be advised that any material prepared or reviewed by CIM and/or any terms of any proposed transaction and/or any portion of this material that is used to secure a transaction shall be considered brought to the Company by and/or from CIM.

3.	CIM Securities, LLC. The Representatives are registered and supervised by CIM Securities, LLC, a registered broker/dealer and member of FINRA/SIPC. All securities contemplated herein shall be offered through CIM. Required supervision by CIM of registered investment bankers includes, among other things, approval of executed Engagement Agreements and due diligence oversight. In the event the registered banker resigns from CIM, the Agreement is still in full force and effect with CIM and can only be assigned to another registered broker-dealer upon the approval of CIM executive management.

4.	Fees and Compensation. In consideration of the services rendered hereunder, the Company agrees to pay CIM the following fee and other compensation:

a.	Success Fee. Upon each successful closing of the Transaction, CIM shall be entitled to the following:

Equity / Mezzanine / Structured Debt Transaction - If the Company consummates an Equity Financing (to include debt that is convertible into equity and/or includes warrants, mezzanine financing, unitranche and/or structured debt finance), defined as a corporate investment or financial investment of/with/into the Company, or if stock/equity is purchased directly from a shareholder(s) of the Company, in the course of one or more rounds of investments including, without limitation, a minority or majority investment of either equity securities, research and development funding or non-recurring funding, CIM shall receive a cash placement fee equal to Eight Percent (8.0%) of the gross proceeds and an extra Two Percent (2.0%) non-accountable expense allowance & wholesaling fee that shall only be charged on monies & subscriptions that are brought in from any other FINRA member broker-dealer other than CIM. CIM may “re-allow” any portion it negotiates with other FINRA licensed brokers as well, but cash commissions shall not be more than Ten Percent (10.0%). Should the Company bring in any Investors of its own, then it will pay CIM only Four Percent (4.0%) on all monies received by the Company from its Investors that participate in the Offering.

Senior Debt Transaction – If the Company consummates only a Senior Debt Transaction (defined as a secured debt loan NOT convertible into common or preferred stock), then the Company will pay CIM a Three (3%) Percent Cash Fee-only and Zero (0%) Warrants as outlined in Section 4(b) below.

M&A Transaction - The Company agrees to pay an M&A fee equal to Five Percent (5%) of total aggregate consideration (“Aggregate Consideration”) paid for any transaction completed between the Company and any targeted buyout, acquisition and/or merger (the “Target”) introduced, directly or indirectly, by CIM and/or its introduced affiliates. For purposes of this Agreement, the “Aggregate Consideration” shall mean the total value received by the Company or paid for a Target in any transaction(s) and shall include (i) the aggregate value of all cash, securities, the assumption (or forgiveness) of debt and minority interest obligations, and any other forms of payment received or to be received, directly or indirectly, or paid, by the Company/Target (or any of its subsidiaries), its stockholders, or a third party, as the case may be; (ii) amounts received under the terms of any “seller note financing” and/or “earn-out” provision, rights to receive periodic payments and all other rights that may be at any time transferred or contributed to, or by, the Company/Target (or any of its subsidiaries), its affiliates or shareholders in connection with an acquisition of or by the Company/Target or of the assets thereof; and (iii) amounts receivable or payable under consulting agreements in lieu of purchase price, above-market employment contracts to the extent above market, all non-compete agreements or similar arrangements, and all contingent payments in connection with any transaction. CIM shall be paid a full fee based on the entire Aggregate Consideration at the time of closing the Target Transaction, payable in cash. Any stock or equity compensation paid to CIM would need to be mutually agreed upon in writing before the Target Transaction closes by a superseding new agreement covering this Section 4(a)(ii).

Business Development Transaction - The Company shall pay a business development fee equal to Five Percent (5%) of the total gross value to the Company of any and all contracts and/or other business development deals with any party worked or introduced, directly or indirectly, by CIM and/or its introduced affiliates. All such fees due hereunder shall be payable as the Company is paid on any and all such contracts, and which fees shall be payable through to the completion or Termination of the contract(s), inclusive of any and all change orders, amendments, and extensions, irrespective of the Term and termination provisions of this Agreement. The Transaction Success Fee is due and payable immediately upon the closing of the Transaction and shall be dispersed directly to CIM simultaneously with the delivery of the proceeds of the Transaction to the Company.

The Transaction Success Fees mentioned in Section 4(a) are due and payable immediately upon the closing of the Transaction or within three business days after each consecutive or rolling Closings and shall be disbursed directly to CIM with the delivery of the proceeds of the Transaction to the Company.

b.	Placement Agent Warrants. In addition to compensation described in Section 4(a.), CIM shall also be entitled to the issuance of seven (7) year term cashless exercisable placement agent warrants (“Placement Agent Warrants” or “Warrants”) as described herein. Upon successful completion of an Equity, Mezzanine, and/or Structured Debt Transaction, the Company shall issue to CIM, or its assignees, warrants for the purchase of an amount equal to Eight Percent (8.0%) of the number of total shares of stock sold in the Offering contemplated herein this Agreement. If the Company brings in any Investors of its own then it will pay CIM only Four Percent (4.0%) in Warrants for those amounts sourced by the Company. The Placement Agent Warrants shall be substantially in the form attached hereto as Exhibit B and be exercisable into common stock as well as shall be dated for 7 years after the Transaction closes, non-callable, non-cancelable, assignable Warrants with immediate piggy-back registration rights and cashless exercise provisions. The warrants shall also have customary anti-dilution provisions for stock dividends, splits, mergers, stock issuances etc. at a price(s) below said exercise price per share and shall provide for automatic exercise immediately prior to expiration. (Exhibit B). Such Warrants would not be payable until a Transaction is consummated and Warrants shall be paid for by a minimal $100 cost for said Warrants but then shall be subsequently exercisable at the same price the investors receive in the Transaction whether that is an Equity, Mezzanine Debt with Warrants Deal, Structured Debt and/or Senior Debt.

c.	Advisory Fee. A non-contestable and non-refundable upfront retainer For Advisory Services rendered, the Company shall pay CIM a Fifteen Thousand Dollar ($15,000) cash advisory and due diligence fee, payable by the Company to CIM via a wire after signing this Agreement. Then the Company has agreed to pay a remaining $10,000 in retainer to CIM at the earlier of 45 days from the date of this Agreement or when the Company has secured at least $250,000 from Investors after the date of this Agreement whichever comes first. Nonpayment of this fee within Three (3) business days may render this Agreement null and void.

d.	Expense Reimbursement. The Company agrees to reimburse CIM for all of its out-of-pocket expenses incurred by the Representative(s) or CIM; however, any expense in excess of $100 shall be pre-approved in writing or Email by the Company. Such expenses may include attendance at investor shows or conferences, and other expenses that may arise. The Company is expressly expected to reimburse CIM Securities for its background checks on all Officers, Directors and 20% Beneficial Holders which shall not exceed $500 per background check. Placement Agents counsel fees, which shall not exceed $5,000 in total, to review final PPM and provide Legal Services as it would pertain to legal review and due diligence questions that arise in the PPM, Due Diligence Data Room and / or Preliminary Information Materials which shall be approved by the Company and CIM prior to distribution to investors. Any such costs shall be in writing before hiring Placement Agents Legal Counsel and CIM shall share the fee agreement between our firm and our Legal Counsel.

e.	Escrow Account. CIM would mandate usage of an FDIC Insured Bank Escrow Account for any Contingent REG D Offering or it may allow the Company to receive money without an Escrow on an ongoing basis under a “Non-Contingent Offering”. A) If a Contingent Offering is conducted then all amounts payable (not to include the non-refundable retainer) hereunder shall be paid to CIM out of a Three Party Escrow account paid for by the Company and located here in the United States of America at a FDIC Insured Banking Institution that is acceptable to CIM at the closing or by such other means acceptable to CIM during the time of any Offering. B) The Company and CIM may choose during the course of this Agreement and Term to do a best efforts with a “no minimum offering” Non-Contingent Offering at which time there would be no Escrow Account required. HOWEVER, in such case, the Company must receive written approval by CIM’s Chief Compliance Officer before accepting any investor funds from any investor prior to sending out the Company’s wire instructions, receiving a wire, cashing an investor’s check made out to the Company, ACH or any other method of payment. Thereafter the Company shall be obligated to make payment of the Broker Commissions or Advisory Fees to CIM within five (5) business days of receiving funds from said Transaction. Failure to notify CIM of an investor is terms for cancellation of this Agreement.

f.	Finder’s Fees. The Company is not obligated to pay, and there are no outstanding claims for, any type finder’s fees or other introducing non-registered broker fees in connection with the Offering or Transaction of securities that CIM shall be assisting the Company during the Term of this Agreement. The Company warrants and attests that no unregistered “finders” or “brokers” shall be paid any success fee based compensation with respect to any Transaction CIM is paid on if successful at such Transaction.

5.	Payment Instructions. All success fees, expense reimbursements, retainer and other payments made by the Company pursuant to this Engagement Agreement shall be made directly to CIM. All payments shall be made by wire and wiring instructions are below.

Wire Instructions to CIM are as follows:

ABA/Routing Number:	107 005 953
Bank Name:	Citywide Banks
Address:	10660 E. Colfax Ave
Aurora, CO 80010

Account Number:	1868522
Beneficiary Name:	CIM Securities, LLC
Beneficiary Address:	6898 S. University Blvd, Suite 270
Centennial, CO 80122
Attn: James Holt, President

CIM, pursuant to separate agreements, may retain or allocate any or all of the compensations or other amounts payable under this Engagement Agreement among the Representatives or their assigns. This Engagement Agreement shall not be terminated by virtue of any change in employment of the Representatives or Termination of the Representatives’ supervision by CIM; and in such event, CIM shall remain entitled to receive the compensation hereunder and may adjust allocations among the Representatives and others to account for relative efforts and success in regard to a Transaction.

6.	Term of Retention. This Engagement Agreement’s exclusivity period shall expire Three (3) months from the date of its execution or terminate upon ten days (10) written notice by either Party (“Termination”). Notwithstanding the foregoing, no expiration or Termination of this Engagement Agreement shall affect: (a) CIM’s right to receive, and the Company’s obligation to pay, any Transaction Success Fee (as set forth in paragraphs 4 and 5); (b) the choice of law and forum, and (c) the indemnification provisions set forth in Exhibit A. If within twelve (12) months following the Termination of this Engagement Agreement, the Company enters into an agreement to accept any type of capital from any prospective target/partner introduced to the Company by or through CIM or the Representatives prior to or during the Term of this Engagement Agreement, the Company’s obligations to pay fees and compensation, as defined in paragraphs 4 and 5, are triggered. At the end of the initial exclusive Term, this Engagement Agreement shall continue on a month-to-month basis until Ten days (10) written notice of Termination by either Party.

7.	Non-Circumvention. The CIM introduction of investors and/or other counter-parties in any Transaction, and the potential investors or other counter-parties who are introduced to the Company by the Representatives or CIM before or during the Term of this engagement Agreement, and all of their respective affiliates currently existing or formed hereafter (collectively “Purchasers” or “Covered Persons”), shall be considered, for purposes of this engagement Agreement, the property of CIM. The Company on behalf of itself, its parent company and/or any of its subsidiaries agree not to circumvent, directly or indirectly, CIM’s relationship with these purchasers, investors or Covered Persons, their parent companies and / or any of the Purchasers’ subsidiaries or Affiliates and Company shall not directly or indirectly contact or negotiate with any of the Covered Persons regarding a Transaction with the Company, or with any other company, and shall not enter into any agreement or Transaction with Covered Persons, or disclose the names of Covered Persons, except as such disclosure may be required by any law, rule, regulation, regulatory body, court or administrative agency, during the applicable Non-Circumvention Period (24 months) without the prior written approval of CIM, and the Representatives. In the event that the Company enters into a Transaction or a “Subsequent Transaction” from a Covered Person in any placement during the applicable Non-Circumvention Period (regardless of whether such placement is arranged without an agent or through an agent other than CIM), the Company agrees to pay to CIM a fee equal to as disclosed herein of sales commissions, warrants, and / or aggregate consideration received by the Company provided under this engagement Agreement.

8.	Due Diligence. The Company agrees to furnish the Representatives and CIM with such information regarding the business and financial condition of the Company as is reasonably requested, all of which shall be, to the Company’s best knowledge, after due inquiry, accurate and complete at the time furnished. The Company shall promptly notify the Representatives and CIM if it learns of any material misstatement in, or material omission from, any information previously delivered to the Representatives or CIM. The Representatives and CIM shall conduct independent due diligence on the Company and may terminate this engagement Agreement should its due diligence findings not be reasonably consistent with the representations (oral and written) made by the Company. The Company will also be required to keep a VPN Data Room open and available to the Principals and Registered Reps and Investment Bankers of CIM during the full Term of this Agreement and for 30 days following any Termination in writing by either Party.

9.	Public Announcements. Prior to any press release or other public disclosure relating to any and all investment banking or advisory services hereunder in this Agreement which is legally permissible, the Company, and CIM shall confer and reach Agreement upon the contents and method of any such disclosure and get it in writing. No Press Release or General Statement may be made to the Public about any such Offering unless mutually agreed to in writing by both Parties.

10.	Confidentiality. The Representatives and CIM shall keep all information obtained from the Company strictly confidential except: (a) for information which is otherwise publicly available, or previously known to the Representatives or CIM or was obtained by the Representative(s) or CIM independently of the Company and without breach, of the respective Representative(s) or CIM’s agreements with the Company; (b) the Representatives or CIM may disclose such information to their affiliates, shareholders, officers, directors, representatives, agents, employees, regulatory administrators and attorneys, and to financial institutions, but shall ensure, to the best of their ability, that all such persons shall keep such information strictly confidential; (c) pursuant to any order of a court of competent jurisdiction or other governmental or quasi-governmental body (the Representatives or CIM, as the case may be, shall give written notice to the Company of such order within forty-eight (48) hours of receipt of such order); and (d) upon prior written consent of the Company. The Company agrees that any report or opinion, oral or written, delivered to it by the Representatives or CIM is prepared solely for its confidential use and shall not be reproduced, summarized, or referred to in any public document or given or otherwise divulged to any other person, other than its employees, attorneys and prospective investors that the Representatives or CIM have introduced to the Company, without the prior written consent of CIM and if the same was prepared and delivered by CIM the prior written consent of CIM, except disclosure by the Company as may be required by applicable law or regulation, in which event CIM’s Registered Representative consent shall not be unreasonably withheld or delayed.

11.	Compliance with Securities Laws. The Company and CIM agree to conduct the Transaction in a manner intended (a) to qualify as a private placement of the Company’s securities (the “Securities”) in any jurisdiction in which the Securities are offered (including the U.S.), (b) if the Financing Transaction is made to non-U.S. investors outside the U.S., to comply with the requirements of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and (c) if the Financing Transaction is made in the U.S. or to U.S. investors, to comply with the requirements of Rule 506(c) of Regulation D promulgated under the Securities Act. Assuming the accuracy of the representations and warranties given to the Company by each investor to the extent relevant for such determination, the Transaction shall be exempt from the registration requirements of the Securities Act. In connection with offers made pursuant to Regulation S, the Company agrees not to engage in any “directed selling efforts” (as that Term is defined in Regulation S) with respect to the Securities and to comply with the offering restriction requirements of Regulation S. In connection with offers made in the U.S. pursuant to Regulation D, the Company agrees to limit the PPM and subscription offers to sell, and solicitations of offers to buy, the Securities to persons reasonably believed by it to be “accredited investors” within the meaning of Rule 501(a) under the Securities Act, and If the Securities are offered in the U.S., the Company agrees to conduct the Financing Transaction in a manner intended to comply with the registration or qualification requirements, or available exemptions therefrom, under applicable state securities laws. The Company shall be responsible for compliance with the filing requirements of the securities laws of all applicable countries, states of the U.S., and other jurisdictions. CIM shall advise the Company of those states of the U.S. and other jurisdictions in which CIM intends to offer the Securities in order that the Company’s counsel can ensure that the Transaction has been qualified or exempted under the appropriate laws and regulations. CIM shall not engage in sales of the Securities in any state requiring pre-sale qualification until the Company has qualified to sell Securities in such State. The Company has not in the six months prior to the date of this Agreement and shall not, for a period of six months following the final closing date of the Financing Transaction, directly or indirectly, make any offers or sales of any security or solicit any offer to buy any security unless such offer or sale does not (y) jeopardize the availability of exemptions from the registration and qualification requirements under applicable U.S. federal securities laws, state securities laws, or the securities laws of any other jurisdiction with respect to the Financing Transaction and (z) cause the Financing Transaction to be integrated with such other Offering for purpose of any stockholder approval provisions applicable to the Company or its securities.

12.	Company Representations and Warranties. The Company represents and warrants to CIM that: (a) it is duly incorporated and is validly existing and in good standing under the laws of the State of for which listed on the first page in this Agreement, (b) it has full power and authority to enter into and perform its obligations under this Engagement Agreement, and (c) this Agreement has been duly and validly authorized by the Company, and, when executed and delivered, shall constitute, the valid and binding Agreement of the Company, enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and State securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought (collectively, the “Enforceability Limitations”).

13.	CIM Representations and Warranties and Covenants. CIM represents and warrants to the Company that: (a) it is a member in good standing of the Financial Industry Regulatory Authority, Inc., (b) it is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended, (c) it is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the securities by CIM, (d) it is duly organized and is validly existing and in good standing under the laws of the State mentioned on the first page of this Agreement (e) it has full power and authority to enter into and perform its obligations under this Agreement, (f) this Agreement has been duly and validly authorized by CIM, and, when executed and delivered, shall constitute, the valid and binding Agreement of CIM, enforceable against CIM in accordance with its terms, except as may be limited by the Enforceability Limitations, and (g) neither it nor any person associated with it who is or shall be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with a Financing Transaction, nor any director, executive officer or other officer of it participating in a Financing Transaction (each, a “CIM Covered Person”) is subject to any is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended (a “Disqualification Event”). CIM has exercised reasonable care to determine whether any CIM Covered Person is subject to a Disqualification Event. CIM covenants that it (i) shall use its reasonable best efforts to conduct a Financing Transaction in compliance with the provisions of this Agreement and the requirements of applicable law, and (ii) shall not engage in any form of broad solicitation or advertising in performing its duties under this Agreement including, without limitation, any mass mailing (or emails), general solicitation or advertising.

14.	Other Engagements. The Company acknowledges that CIM, the Representative(s) and their respective affiliates may have, and may continue to have, investment banking or other relationships with persons and entities other than the Company, about or from which the Representative(s) and CIM may acquire information of interest to the Company. The Representative(s) and CIM shall have no obligation to disclose such information to the Company or to use such information in connection with this Engagement Agreement.

15.	Indemnification. The Company agrees to provide indemnification, contribution, and reimbursement to CIM and certain other persons in accordance with, and further agrees to be bound by, the provisions set forth in Exhibit A attached to, incorporated in, and made an integral part of, this Engagement Agreement by this reference.

16.	Specific Performance. The Company acknowledges and agrees that, if it breaches its obligations under this Engagement Agreement to issue warrants, damages at law shall be an insufficient remedy to CIM and that CIM would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that CIM shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief against the breaching Party to enforce the provisions of such sections, which injunctive relief shall be in addition to any other rights or remedies available to CIM.

17.	Authority. By signing this Engagement Agreement, each signing Party represents that its representative or representatives signing this Engagement Agreement have unconditional authority to enter into this Engagement Agreement on behalf of the Party.

18.	Company’s Business Model. The Company agrees to not substantially change their business model after signing this Agreement. Substantially changing the business model may result in CIM terminating this Agreement and engagement/retainer fees shall not be returned. If a change must be made, CIM has the right to approve the change and move forward as the Investment Banker with a revised engagement agreement or terminate this Agreement with no refund of fees paid by the Company.

19.	Entire Agreement. Any amendment to this Engagement Agreement must be in writing signed by duly authorized representatives of the parties hereto and stating the intent of the parties to amend this Engagement Agreement. This Engagement Agreement contains the entire understanding between the parties relating to the subject matter of this Engagement Agreement. All prior or contemporaneous agreements, understandings, representations and statements, whether direct or indirect, oral or written, are merged into and superseded by this Engagement Agreement and shall be of no further force or effect. This Engagement Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and assigns. This is a fully integrated Engagement Agreement. Each Party represents, warrants, agrees and admits that it has not entered into this Engagement Agreement in reliance upon any promise or representation not expressly set forth in this Engagement Agreement.

20.	Severability. The invalidity or unenforceability of any provision of this Engagement Agreement shall not affect the validity or enforceability of any other provision of this Engagement Agreement, which shall remain in full force and effect in accordance with the terms hereof. The Company agrees that it shall be solely responsible for ensuring that the Transaction or any transaction complies with applicable law.

21.	Attorneys’ Fees. In any litigation, arbitration, or other proceeding by which one Party either seeks to enforce its rights under this Engagement Agreement or seeks a declaration of any rights or obligations under this Engagement Agreement, the prevailing Party shall be awarded reasonable attorneys’ fees, together with any costs and expenses, including expert witness fees, to resolve the dispute and to enforce the final judgment.

22.	Arbitration. All claims and disputes arising under or relating to this Engagement Agreement are to be settled by binding arbitration in the State of Colorado or in the federal court sitting in the Arapahoe County district of Colorado, or another location mutually agreeable to the parties subsequent to either Party making a claim to adjudicate. The arbitration shall be conducted on a confidential basis pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any decision or award as a result of any such arbitration proceeding shall be in writing and shall provide an explanation for all conclusions of law and fact and shall include the assessment of costs, expenses, and reasonable attorneys’ fees. Any such arbitration shall be conducted by an arbitrator experienced in the securities industry and shall include a written record of the arbitration hearing. The parties reserve the right to object to any individual who shall be employed by or affiliated with a competing organization or entity. An award of arbitration may be confirmed in a court of competent jurisdiction.

23.	Notices. Unless otherwise provided by statute or by Agreement of the parties, all notices herein shall be in writing and shall be delivered to the other Party by registered or certified mail or personally delivered. Such notice shall be deemed received on the date the notice is actually received or Five (5) days after the date is mailed by registered or certified mail, whichever occurs first.

24.	Jurisdiction. Each Party hereby irrevocably (a) agrees that any suit or other legal proceeding arising out of or relating to this Engagement Agreement may be brought only in a court of the State of Colorado or in the federal court sitting in Arapahoe County, Colorado, (b) consents, for itself and in respect of its property, to the jurisdiction of each such court in any such suit or proceeding, and (c) waives any objection that it may have to the laying of the venue of any such suit or proceeding in any of such courts and any claim that any such suit or proceeding has been brought in an inconvenient forum. This Engagement Agreement shall be governed by the laws of the State of Colorado without regard to such State’s rules concerning conflicts of laws.

Please confirm that the foregoing terms are in accordance with your understanding by signing and returning the enclosed duplicate original of this Engagement Agreement.

This Engagement Agreement Offer shall expire if not signed by Company by five business days from the date on page 1 hereto at 5:00 pm Pacific Standard Time and shall then be considered null and void.

ACCEPTED AND AGREED TO:

Company:	FDCTech, Inc.

Signature:	/s/ Imran Firoz

Name:	Imran Firoz
Title:	CFO, Director
Date:	04/18/22
Email:	imran@fdctech.com

CIM Securities, LLC		On behalf of the CIM Representative

Signature:	/s/ James Holt	Signature:	/s/ John G. Myers
Name:	James Holt	Name:	John G. “Jack” Myers
Title:	President	Title:	Registered Representative
Date:	April 19, 2022	Date:	April 19, 2022

EXHIBIT A

INDEMNIFICATION

The Company (the “Indemnifying Party”) agrees to indemnify and hold harmless the Representatives, CIM, its respective affiliates and each of their respective officers, directors, employees, agents and controlling persons within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”) or Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Party”), against any and all loss, charge, claim, damage, expense and liability whatsoever, including, but not limited to, all attorneys’ fees and expenses (hereinafter a “Claim” or “Claims”), related to or arising in any manner out of, based upon, in connection with or contemplated by this Engagement Agreement. No Indemnified Party shall be liable in respect of any Claims that a court of competent jurisdiction has judicially determined by final judgment (and the time to appeal has expired or the last right of appeal has been denied) resulted from the gross negligence or willful misconduct of an Indemnified Party. Each Party further agrees that it shall not, without the prior written consent of each Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is an actual or potential party), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such pending or threatened proceeding and (ii) does not contain any factual or legal admission by or with respect to any Indemnified Party or any adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution in any case in which (i) an Indemnified Party is entitled to indemnification pursuant to this Engagement Agreement but it is judicially determined by the entry of a final judgment decree by a court of competent jurisdiction (and the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case as to the full extent of the Claims, or (ii) contribution may be required by the Indemnifying Party in circumstances for which an Indemnified Party is otherwise entitled to indemnification under this Engagement Agreement, then, and in each such case,. the Indemnifying Party shall contribute to the Claims in an amount, in addition to the amount for which indemnification was held available, and in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Party and/or its stockholders on the one hand, and the Indemnified Party on the other hand, in connection with the matters covered by this Engagement Agreement or, if the foregoing allocation is not permitted by applicable law, not only to reflect such relative benefits but also to reflect the relative faults of such parties as well as any other relevant equitable considerations. The Indemnifying Party agrees that for purposes of this paragraph, the relative benefits to the Indemnifying Party and/or its stockholders and the Indemnified Party in connection with the matters covered by this Engagement Agreement shall be deemed to be in the same proportion that the total value paid or received or to be paid or received by the Indemnifying Party and/or its stockholders in connection with the transactions contemplated by this Engagement Agreement, whether or not consummated, bears to the fees to be paid to the Indemnified Party under this Engagement Agreement; provided, that in no event will the total contribution of each respective Indemnified Parties to all such Damages exceed the amount of fees actually received and retained by such Indemnified Party under this Engagement Agreement (excluding any amounts received by such Indemnified Party as reimbursement of expenses). Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any alleged conduct relates to information provided by the Indemnifying Party or other conduct by the Indemnifying Party (or its employees or other agents) on the one hand, or by the Indemnified Party, on the other hand. Notwithstanding the foregoing, each respective Indemnified Party shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by such Indemnified Party pursuant to this Engagement Agreement.

The indemnity, reimbursement, and contribution obligations of the Indemnifying Party set forth herein shall be in addition to any liability which the Indemnifying Party may otherwise have and shall be binding upon any successors, assigns, heirs, and personal representatives of the Indemnifying Party and inure to the benefit of any successors, assigns, heirs and personal representatives of an Indemnified Party.

The indemnity, reimbursement, and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, Termination or consummation of or failure to initiate or consummate any transaction contemplated by this Engagement Agreement; (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any party hereto; (iii) any termination or the completion or expiration of this Engagement Agreement; and (iv) whether or not either Party shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.

Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to them in this Engagement Agreement.